UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020 (June 9, 2020)

ALTISOURCE ASSET MANAGEMENT CORPORATION

(Exact name of Registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2020, the Board of Directors of Altisource Asset Management Corporation (the “Company”) placed on indefinite administrative leave George G. Ellison, as Chief Executive Officer and Chairman of the Company’s Board of Directors, and Robin N. Lowe, as Chief Financial Officer. Messrs. Ellison and Lowe will be on administrative leave until they provide requested information to a special committee of the Board of Directors that is investigating shareholder allegations involving Mr. Ellison, at which time the special committee will evaluate further actions.

Indroneel Chatterjee, the current Co-Chief Executive Officer, will assume interim responsibilities as sole Chief Executive Officer and Chairman of the Company’s Board of Directors and Rene Dittrich, the current Chief Accounting Officer, will assume interim responsibilities as Chief Financial Officer. Information concerning Messrs. Chatterjee and Dittrich can be found, and is incorporated by reference into this Item 5.02, in the Company’s amended Annual Report on Form 10-K/A filed on April 29, 2020.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 9, 2020		Altisource Asset Management Corporation

	By:	/s/ Indroneel Chatterjee
Indroneel Chatterjee Co-Chief Executive Officer